Hartford Funds Management Company, LLC

5 Radnor Corporate Center, Suite 300
100 Matsonford Road
Radnor, Pennsylvania 19087

January 16, 2014

Board of Directors

The Hartford Mutual Funds, Inc.

5 Radnor Corporate Center, Suite 300
100 Matsonford Road
Radnor, Pennsylvania 19087

Re:	The Hartford Mutual Funds, Inc.
The Hartford Capital Appreciation II Fund (to be renamed The Hartford Global Capital Appreciation Fund)
Form N-14 Registration Statement
File No. 811-07589

Dear Members of the Board of Directors:

I have examined the Articles of Incorporation of The Hartford Mutual Funds, Inc. (hereafter referred to as “Company”), the By-Laws of the Company, documents evidencing various pertinent corporate proceedings, and such other things considered to be material to determine the legality of the issuance of shares of the Company’s stock in connection with the acquisition by Hartford Global Capital Appreciation Fund (currently known as The Hartford Capital Appreciation II Fund), a series of the Company, of the assets of The Hartford Global Growth Fund, a separate series of the Company, which such shares will be registered on a Form N-14 Registration Statement (“Registration Statement”) with the Securities and Exchange Commission.

Based upon my examination, it is my opinion that the Company is a validly organized and existing corporation of the State of Maryland and it is legally authorized to issue its shares of common stock, at prices determined as described in the Company’s currently effective Prospectus, when such shares are properly registered under all applicable federal and state securities laws.

Based upon the foregoing, it is my opinion that the Company’s shares offered pursuant to the Registration Statement have been duly authorized and will be legally and validly issued and fully paid and non-assessable upon transfer of the assets of The Hartford Global Growth Fund pursuant to the terms of the Agreement and Plan of Reorganization, the form of which is included in the Registration Statement.

The foregoing opinions are limited to matters involving Federal laws of the United States and the laws of the State of Maryland and I do not express any opinion as to the laws of any other jurisdiction. I am an attorney licensed to practice only in Pennsylvania. For purposes of hereof, I assume that the corporate laws of Maryland are identical to those of Pennsylvania.

I hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement.  In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

/s/ Edward P. Macdonald
Edward P. Macdonald
Vice President, Secretary and Chief Legal Counsel